UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  September 28, 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 5.07 below.

Item 5.07                 Submission of Matters to a Vote of Security Holders

In January 2010, the Company received two separate Notices of Intent to Nominate Directors at the Company’s 2010 annual Meeting of Shareholders from GAMCO Asset Management, Inc. (“GAMCO”).  GAMCO amended its Schedule 13D relating to the Company on January 28, 2010 and January 29, 2010 to disclose that it had sent letters to the Company announcing its intention to recommend up to three individuals for nomination for election as directors of the Company at the 2010 annual meeting, and recommending Glenn J. Angiolillo, Avrum Gray, and Robert S. Prather, Jr. as nominees to our Board.

After receipt of the notices of nomination, the Board of Directors determined that the notices of nomination did not provide all of the information required by the Company’s Bylaws. Because the notices of nomination were not amended or supplemented to provide the required information prior to the January 30, 2010 deadline for nominations for the 2010 annual meeting of shareholders, the Board of Directors determined that the purported nominations did not comply with the Company’s Bylaws.

Because the Board of Directors determined that the purported nominations did not comply with the Company’s Bylaws, the Company’s Chairman disallowed votes cast for Mr. Angiolillo, Mr. Gray and Mr. Prather at the 2010 annual meeting of shareholders held April 29, 2010.

At the 2010 annual meeting of shareholders, Mr. Robert J. Deputy, Mr. Richard M. Lavers and Mr. Edwin W, Miller were elected to the Company’s Board of Directors for terms ending at the Company’s 2013 annual meeting of shareholders.

After considering the foregoing facts, the Company’s Board of Directors determined that it would be in the best interests of the Company’s shareholders to resolve all questions regarding the validity of the election of directors at the 2010 annual meeting by calling for a new election of directors at a special meeting of shareholders held on September 28, 2010 (the “Special Meeting”). Each of Mr. Deputy, Mr. Lavers and Mr. Miller resigned as a member of the Company’s Board, effective immediately prior to election of their respective successors at the Special Meeting. The Board of Directors nominated Mr. Deputy, Mr. Lavers and Mr. Miller to fill the vacancies created by their resignations.

At the Special Meeting, each of Mr. Deputy, Mr. Lavers and Mr. Miller was elected to a three-year term expiring in 2013. The tabulation of votes for the election of directors was as follows:

For                                Withheld
    Robert J. Deputy                                                      24,299,087                     7,510,263
    Richard M. Lavers                                                   24,104,279                     7,705,071
    Edwin W. Miller                                                       24,109,183                     7,700,167

Also at the Special Meeting, the shareholders voted on a proposal to increase the number of the Company’s authorized shares to 100,000,000. The tabulation of votes on the amendment proposal was as follows:

              For       Against       Abstain
             28,003,757     6,162,184       4,749

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	October 4, 2010	By:	/s/ Martin Miranda

Martin Miranda, Secretary
Printed Name and Title